Davis Growth & Income Fund
Notes to Financial Statements
July 31, 2001

NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS (UNAUDITED)

	A special meeting of shareholders was held on December 1, 2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal.

					    For			Withheld

PROPOSAL 1
Election of Directors

Wesley E. Bass, Jr.			66,007,432		170,394
Jeremy H. Biggs				66,007,432		170,394
Marc P. Blum				66,009,312		168,514
Andrew  A. Davis			66,009,312		168,514
Christopher C. Davis			66,009,312		168,514
Jerry D. Geist				66,009,312		168,514
D. James Guzy				66,009,312		168,514
G. Bernard Hamilton			66,009,312		168,514
Laurence W. Levine			66,009,312		168,514
Christian R. Sonne			66,009,312		168,514
Marsha Williams				66,009,312		168,514






				For	 	Against	 	Abstained




PROPOSAL 2
To approve of the New Advisory and Sub-Advisory Agreements with Davis Selected Advisers, L.P., and its wholly owned subsidiary, Davis
Selected Advisers - NY, Inc.

				65,701,721	112,049		364,056

PROPOSAL 3A
To amend fundamental policies regarding diversification

				46,162,182	355,684		789,102



			       For	       Against	 	Abstained

PROPOSAL 3B
To amend fundamental policies regarding concentration

				45,960,502	522,547		823,919

PROPOSAL 3C
To amend fundamental policies regarding senior securities

				46,025,354	466,901		814,713



Davis Growth & Income Fund
Notes to Financial Statements (Continued)
July 31, 2001

NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS (UNAUDITED)


				For	       Against	 	Abstained
PROPOSAL 3D
To amend fundamental policies regarding borrowing

				45,960,943	498,908		847,117

PROPOSAL 3E
To amend fundamental policies regarding underwriting

				46,008,341	483,956		814,671

PROPOSAL 3F
To amend fundamental policies regarding investments in commodities and real estate

				46,101,038	407,488		798,442

PROPOSAL 3G
To amend fundamental policies regarding making loans

				45,936,695	550,274		819,999

PROPOSAL 4
To ratify the selection of KPMG LLP as independent accountants of the Fund

				65,829,274	62,471		286,081